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                                                                    EXHIBIT 6(B)

                                  SCHEDULE A
                                    TO THE
                            DISTRIBUTION AGREEMENT
            BETWEEN M.S.D. & T. FUNDS, INC. AND BISYS FUND SERVICES
         (FORMERLY KNOWN AS THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                             DATED OCTOBER 1, 1993

NAMES OF FUNDS
--------------

Prime Money Market Fund

Government Money Market Fund

Tax-Exempt Money Market Fund

Tax-Exempt Money Market Fund (Trust)

Value Equity Fund

Intermediate Fixed Income Fund

Maryland Tax-Exempt Bond Fund

International Equity Fund

Diversified Real Estate Fund

                              M.S.D. & T. FUNDS, INC.


                              By: /s/ Leslie B. Disharoon
                                  -----------------------

                              Title: President
                                     ---------

                              Date: July 28, 1997
                                   ---------------


                              BISYS FUND SERVICES


                              By: /s/ George O. Martinez
                                  ----------------------

                              Title:  Senior Vice President
                                     ------------------------

                              Date: August 22, 1997
                                   ----------------